                        25,000,000 SHARES OF COMMON STOCK

                           (Par Value $.01 Per Share)

                             UNDERWRITING AGREEMENT

                                                                  August 7, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         MetLife, Inc., a Delaware corporation (the "Company"), and Santusa Holding, S.L. (the "Selling Shareholder"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with respect to the sale by the Selling Shareholder and the purchase by Merrill Lynch of 25,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"). The aforesaid 25,000,000 shares of Common Stock are hereinafter called, collectively, the "Securities".

         The Company and the Selling Shareholder understand that the Securities may be offered by Merrill Lynch from time to time as set forth in the Final Prospectus.

         1.       Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch as of the date hereof and as of the Closing Date (as hereinafter defined), and agrees with Merrill Lynch, as follows:

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-62782) under the Securities Act of 1933, as amended (the "Act"), which has become effective, for the registration under the Act of the Securities. The Company meets the requirements for use of Form S-3 under the Act. No stop order suspending the effectiveness of the registration statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to
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         the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus"; and such supplemented form of prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Prospectus." Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; each Preliminary Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the rules thereunder and each Preliminary Prospectus and the Final Prospectus delivered to Merrill Lynch for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                  (ii) As of the date hereof, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of such time, will contain any untrue statement of a material fact


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         or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to Merrill Lynch or the underwriting arrangements furnished in writing to the Company by Merrill Lynch expressly for use in the Registration Statement and the Final Prospectus;

                  (iii) Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Act or the Exchange Act, as applicable, and, when read together with the other information in the Final Prospectus, at the time the Registration Statement became effective, at the time the Final Prospectus was issued and at the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) Neither the Company nor any of its subsidiaries listed on Schedule B hereto (the "Significant Subsidiaries" and, individually, a "Significant Subsidiary") has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any loss or interference material to the business of the Company and its Significant Subsidiaries considered as a whole, other than as described in or contemplated by the Final Prospectus, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Base Prospectus, there has not been any (i) material addition, or development involving a prospective material addition, to Metropolitan Life Insurance Company's ("MetLife") liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business; (ii) material decrease in the surplus of MetLife or material change in the capital stock or other ownership interests (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of this Agreement) of the Company or any Significant Subsidiary or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole; or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a


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
         statutory accounting or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company and its subsidiaries considered as a whole, otherwise than as described or contemplated in the Final Prospectus;

                  (v) The Company and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Final Prospectus or such as would not have a material adverse effect on the business, financial position, equity, reserves, surplus or results of operations of the Company and its subsidiaries, considered as a whole ("Material Adverse Effect"), and do not materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary, and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any Significant Subsidiary;

                  (vi) The Company has been duly incorporated and is validly existing as a corporation, and upon payment of the franchise taxes owed through the end of August 2001, will be in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; there are no subsidiaries of the Company that are material to the Company considered as a whole which are not listed on Schedule B hereto; and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified would not have a Material Adverse Effect;

                  (vii) The Company has an authorized capitalization as set forth and described in the Final Prospectus, and all of the issued shares of capital stock of


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         the Company including, without limitation, the Securities to be sold by the Selling Shareholder, have been duly and validly authorized and issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; except as disclosed in the Final Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or any contracts or commitments to sell shares of the Company's capital stock or any such options, rights, warrants, convertible securities or obligations; the description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Final Prospectus accurately and fairly describe the information required to be shown with respect to such plans, arrangements, options and rights; except as disclosed in the Final Prospectus, there are no rights of any person, corporation or other entity to require registration of any shares of the Common Stock or any other securities in connection with the filing of the Registration Statement and the issuance and sale to Merrill Lynch pursuant to this Agreement; and all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and (except as described in the Final Prospectus and except for directors' qualifying shares) are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims;

                  (viii) The Securities have been duly authorized and validly issued, and are fully paid and nonassessable, and the Securities conform to all statements relating thereto contained in the Final Prospectus;

                  (ix) Each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (an "Insurance Subsidiary") is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a


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
         Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

                  (x) The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Final Prospectus or except for any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

                  (xi) Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

                  (xii) Each Significant Subsidiary which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a "Broker-Dealer Subsidiary" and an "Investment Advisor Subsidiary") is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise


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
         described in the Final Prospectus, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (ii) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

                  (xiii) The sale of the Securities pursuant to this Agreement, and compliance by the Company with all of the provisions of this Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations or defaults which (other than a violation of the certificate of incorporation or by-laws or similar organizational documents of the Company or a Significant Subsidiary), individually or in the aggregate, would not have a Material Adverse Effect, and no filing, authorization, approval, order, consent, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body is required for the sale of the Securities, except (i) the registration under the Act of the Securities; and (ii) such authorizations, approvals, orders, consents, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by Merrill Lynch;


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                  (xiv) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party, or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Agreement or which, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xv) Neither the Company nor any Significant Subsidiary is in violation of any of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which violation or default would have, individually or in the aggregate, a Material Adverse Effect;

                  (xvi) The statements set forth in the Final Prospectus under the caption "Description of Common Stock", insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions "Legal Proceedings Update" and "Underwriting", and under the captions "Business - Regulation", "Business - Competition" and "Legal Proceedings", which have been incorporated therein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as updated by the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                  (xvii) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, together with the related schedules and notes, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such financial statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments and except as described therein;

                  (xviii) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;


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
                  (xix) Neither the Company nor any Significant Subsidiary is an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, although certain separate accounts of MetLife and certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act;

                  (xx) This Agreement has been duly authorized, executed and delivered by the Company;

                  (xxi) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required; and

                  (xxii) None of the Company or its subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act.

         (b) Representations and Warranties by the Selling Shareholder. The Selling Shareholder represents and warrants to Merrill Lynch as of the date hereof and as of the Closing Date, and agrees with Merrill Lynch, as follows:

                  (i) The information provided by the Selling Shareholder in (A) the Base Prospectus, which consists solely of (i) the last two sentences in the first paragraph under the caption "Selling Stockholders", (ii) the name "Santusa Holding, S.L.", and the figure "30,000,000" set forth opposite such name under the heading "Number of Shares of Common Stock Beneficially Owned Prior to this Offering", each of which appears in the table found under the caption "Selling Stockholders", and (iii) the sixth paragraph under the caption "Selling Stockholders" and (B) the Final Prospectus, which consists solely of
         (i) the phrase "Santusa Holding, S.L. ("Santusa"), an affiliate of Banco Santander Central Hispano, S.A." and the sentence "Santusa's address is Paseo de la Castellana 24, 28046 Madrid, Spain", each of which occurs in the initial paragraph under the caption "Selling Stockholder" in the Final Prospectus, (ii) the name "Santusa Holding, S.L.", which appears in the table found under the caption "Selling Stockholder" in the Final Prospectus and (iii) the figures "30,000,000", "25,000,000" and "5,000,000" which appear in the table found under the caption "Selling Stockholder" in the Final Prospectus, is true, correct and complete and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.


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
                  (ii) The Selling Shareholder has the full right, power and authority to enter into this Agreement, and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder under this Agreement; the execution and delivery of this Agreement, and the sale and delivery of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated under this Agreement and compliance by the Selling Shareholder with its obligations under this Agreement have been duly authorized by the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax (other than capital gains tax), lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties;

                  (iii) The Selling Shareholder has and will at the Closing Date have good and marketable title to the Securities to be sold by the Selling Shareholder under this Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (collectively, "Liens"), other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as contemplated in this Agreement, assuming Merrill Lynch has no notice of any adverse claim, Merrill Lynch will receive good and marketable title to the Securities purchased by it from the Selling Shareholder, free and clear of any Lien;

                  (iv) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                  (v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations under this Agreement, or in connection with the sale and delivery of the Securities under this Agreement or the consummation


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
         of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Act or the rules thereunder or state securities laws; and

                  (vi) During a period of 90 days from the date of the Final Prospectus, the Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; the foregoing sentence shall not apply to the Securities to be sold under this Agreement.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Selling Shareholder agrees to sell to Merrill Lynch, and Merrill Lynch agrees to purchase from the Selling Shareholder, at the purchase price set forth in Schedule A, the Securities. Immediately following the closing of purchase and sale of the Securities hereunder, Merrill Lynch shall sell to the Company, and the Company shall purchase from Merrill Lynch, 10,000,000 shares of common stock at the purchase price referred to in the immediately preceding sentence.

         3. Delivery and Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, NY 10022 or at such other place as shall be agreed upon by Merrill Lynch and the Company and the Selling Shareholder, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch, the Selling Shareholder and the Company (such time and date of payment and delivery being herein called "Closing Date").

         Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholder, against delivery to Merrill Lynch of certificates for the Securities to be purchased by Merrill Lynch.

         4. Company Covenants. The Company agrees with Merrill Lynch:

         (a) To prepare the Final Prospectus as amended and supplemented in relation to the Securities in a form approved by Merrill Lynch and to file timely such Final Prospectus pursuant to Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Final Prospectus as amended or supplemented after the date of this Agreement relating to the Securities and prior to the Closing Date for the Securities unless Merrill Lynch shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise Merrill Lynch, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish Merrill Lynch with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and, during such same period, to advise Merrill Lynch, promptly after it receives notice thereof, of
(i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as Merrill Lynch may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as Merrill Lynch may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

         (c) To furnish Merrill Lynch with copies of the Final Prospectus as amended or supplemented in such quantities as Merrill Lynch may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities, and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act or the Exchange Act, to notify Merrill Lynch and upon Merrill Lynch's request to prepare and furnish without charge to Merrill Lynch and to any dealer in securities as many copies as Merrill Lynch may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and the Final Prospectus and any amendments or supplements thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

         (d) To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

         (e) During a period of 45 days from the date of the Final Prospectus not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to such Securities, without the prior written consent of Merrill Lynch, except that such 45-day restriction shall not prohibit (i) sale of the Securities hereunder, (ii) the issuance by the Company of any securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (iii) the Company from issuing any securities or granting any options to purchase securities pursuant to existing employee benefit plans of the Company, (iv) the Company from issuing any shares of Common Stock pursuant to any non-employee director stock plan or dividend reinvestment plan, (v) the exchange of convertible or exchangeable securities outstanding on the date hereof, (vi) the Company from issuing securities in connection with any of the Company's existing strategic alliances,
(vii) the Company from publicly announcing its intention to issue, or actually issuing, securities to shareholders of another entity as consideration for the Company's acquisition of, or merger with, such entity, (viii) transfers of the Company's securities on behalf of clients, conducted in the ordinary course of its brokerage activities, or (ix) the Company from engaging in an offering of Common Stock in compliance with the provisions of the (a) Standstill Agreement, dated April 3, 2000, among Credit Suisse First Boston, Guernsey Branch, Winterthur Life and the Company, (b) the Standstill Agreement, dated April 7, 2000, between Credit Suisse Group, Guernsey Branch and the Company, (c) the Standstill Agreement, dated April 3, 2000, between Banco Santander Central Hispano, S.A. and the Company and (d) the Standstill Agreement, dated December 22, 2000, between Santusa Holding, S.L. and the Company;

         (f) During a period of five years from the effective date of the Registration Statement, to furnish to Merrill Lynch copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to Merrill Lynch (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), and (ii) such additional, nonconfidential information concerning the business and financial condition of the Company as Merrill Lynch may from time to time reasonably request; and

         (g) To use its best efforts to maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

         5. Fees and Expenses.

         (a) The Company covenants and agrees with Merrill Lynch that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, Base Prospectus, any Preliminary Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to Merrill Lynch and dealers; (ii) the cost of printing or producing this Agreement, any Agreement among Underwriters, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws and insurance securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for Merrill Lynch in connection with such qualification and in connection with the Blue Sky Survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for Merrill Lynch in connection with, securing any required review by the NASD of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any transfer agent and the fees and disbursements of counsel for any such transfer agent in connection with the Securities; (vii) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; (viii) the fees and disbursements of the Selling Shareholder's counsel and accountants; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section, and Sections 7 and 11 hereof, Merrill Lynch will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

         (b) Except as provided in Section 5(a) hereof, the Selling Shareholder will pay (i) all expenses incident to the performance of its obligations under this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to Merrill Lynch and (ii) the reasonable fees, disbursements and expenses of counsel to Merrill Lynch, except to the extent required to be paid by the Company pursuant to Section 5(a).

         (c) The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

         6. Conditions to Merrill Lynch's Obligations. The obligations of Merrill Lynch under this Agreement shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder to be performed at or before the Closing Date, and the following additional conditions:

                  (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to Merrill Lynch's reasonable satisfaction;

                  (b) Debevoise & Plimpton, counsel for Merrill Lynch, shall have furnished to Merrill Lynch such written opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities being delivered on such Closing Date, the Registration Statement and the Final Prospectus, and such other related matters as Merrill Lynch may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to Merrill Lynch their written opinion, dated such

         Closing Date, in form and substance reasonably satisfactory to Merrill Lynch, substantially in the form attached to this Agreement as Exhibit A-1. Insofar as such opinion involves factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials;

                  (d) At the Closing Date, Merrill Lynch shall have received the favorable opinions, each dated as of the Closing Date, of the general counsel of the Selling Shareholder and Davis Polk & Wardwell, special counsel for the Selling Shareholder, each in form and substance satisfactory to counsel for Merrill Lynch, to the effect set forth in Exhibits A-2 and A-3 hereto, respectively, and to such other effect as counsel for Merrill Lynch may reasonably request;

                  (e) Gary A. Beller, Senior Executive Vice-President and General Counsel of the Company, shall have furnished to Merrill Lynch his written opinion, dated the Closing Date, in form and substance reasonably satisfactory to Merrill Lynch, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Final Prospectus, and all of the issued shares of capital stock of the Company including, without limitation, the Securities to be sold by the Selling Shareholder have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; stockholders of the Company have no preemptive rights with respect to the Securities arising out of the certificate of incorporation or the by-laws of the Company or the Delaware General Corporation Law ("DGCL"); except as disclosed in the Final Prospectus, there are no rights of any person, corporation or other entity to require registration of any shares of the Common Stock or any other securities in connection with the filing of the Registration Statement and the issuance and sale to Merrill Lynch pursuant to this Agreement; the Securities conform in all material respects to the description of the Common Stock contained in the Final Prospectus;

                           (iii) Each Significant Subsidiary has been duly
                  incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus; and all issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as described in the Final Prospectus and except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than any lien, encumbrance, equity or claim which would not have a Material Adverse Effect;

                           (iv) The Company and each Significant Subsidiary has
                  been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

                           (v) Each Insurance Subsidiary is duly organized and
                  licensed as an insurance company in its jurisdiction of incorporation, and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Final Prospectus, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, each Insurance Subsidiary has all other Approvals of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel's knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

                           (vi) The Company and each Significant Subsidiary has
                  all necessary Approvals from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel's knowledge, all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any such Subsidiary, except as described in the Final Prospectus or any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

                           (vii) Each Broker-Dealer Subsidiary and each
                  Investment Advisor Subsidiary is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, to such counsel's knowledge, no Broker-Dealer Subsidiary or Investment Advisor Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) such Broker-Dealer Subsidiary or Investment Advisor Subsidiary would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (ii) the failure to have such Approvals or limiting such business would have a Material Adverse Effect;

                           (viii) To such counsel's knowledge and other than as
                  set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject which, if determined adversely to the Company or any of its Significant Subsidiaries, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to such counsel's knowledge and other than as described or contemplated in the Final Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                  (x) Neither the Company nor any Significant Subsidiary is an "investment company" required to be registered under the Investment Company Act, although certain separate accounts of MetLife and its subsidiaries are required to register as investment companies under the Investment Company Act;

                  (xi) The sale of the Securities and the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which, to the knowledge of such counsel, the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the validity or performance of this Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Significant Subsidiary or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or any of their respective properties; provided, that no opinion need be given with respect to (i) the Act, the Exchange Act, the rules and regulations issued pursuant to each such act, or any order, rule or regulation made or established by any insurance official or regulatory authority or the NASD or (ii) any state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by Merrill Lynch;

                  (xii) The Company and each Significant Subsidiary has made all Filings required to be made pursuant to, and has obtained all Approvals required to be obtained under any law or regulation of the United States or any state thereof for the sale by the Selling Shareholder of the Securities, the compliance by the Company with all provisions of this Agreement, and the consummation of the transactions herein and therein contemplated, except for such Filings and Approvals (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by Merrill Lynch, or (ii) individually or in the aggregate, as would not affect the validity, performance of, or adversely affect the consummation of, the transactions contemplated by this Agreement or would not have a Material Adverse Effect;

                  (xiii) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and

                  (xiv) The statements set forth in the Final Prospectus under the caption "Legal Proceedings Update", and under the captions "Business - Regulation", "Business - Competition" and "Legal Proceedings", which have been incorporated therein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as updated by the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

         Such counsel shall also state that while he has not himself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Final Prospectus, except to the limited extent stated in clause (xiv) of this Section 6(e), no facts have come to the attention of such counsel which have led such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date (other than the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of such Closing Date, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus which are not filed or described as required.

                  In rendering such opinion, such counsel may state that such counsel is admitted to practice law in the State of New York and that he expresses no opinion as to the laws of any jurisdiction other than the United States, the State of New York and the DGCL; and such counsel shall be entitled to rely in respect of the above opinions upon opinions of local or in-house counsel of the Company or its subsidiaries and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both Merrill Lynch and such counsel are justified in relying upon such opinions and certificates.

                  (f) At the Closing Date, Merrill Lynch shall have received a certificate of the Selling Shareholder, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Date and (ii) the Selling Shareholder has complied in all respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date;

                  (g) The Company will furnish Merrill Lynch with such conformed copies of such opinions, certificates, letters and documents as Merrill Lynch reasonably requests;

                  (h) On the date of the Final Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and at the Closing Date, Deloitte & Touche LLP shall have furnished to Merrill Lynch a letter, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, confirming that they are independent public accountants with respect to the Company and the Company's subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Exhibit A-4 hereto;

                  (i) Merrill Lynch shall have received from Deloitte & Touche LLP (and furnished to you in form and substance satisfactory to you) a review report with respect to "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company", as set forth in the Company's most recent reports on Forms 10-K and 10-Q, respectively, in accordance with Statement on Standards for Attestation Engagement No. 8 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants;

                  (j) Neither the Company nor any Significant Subsidiary shall have sustained (i) since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus, and (ii) since the respective dates as of which information is given in the Final Prospectus, there shall not have been any change in the surplus of MetLife or the capital stock of the Company or any increase in the long-term debt of the Company and its respective subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and the Significant Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Merrill Lynch so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus;

                  (k) On or after the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Significant Subsidiary or the financial strength or claims paying ability of the Company or any of its Significant Subsidiaries by A.M. Best & Co. or any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt security or the financial strength or the claims paying ability of the Company or any Significant Subsidiary, the effect of which, in any such case described in clause (i) or (ii), is so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus;

                  (l) On or after the date of this Agreement, there shall not have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of Merrill Lynch, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (v) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (v) in the judgment of Merrill Lynch makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Final Prospectus;

                  (m) The Securities shall continue to be duly listed on the New York Stock Exchange;

                  (n) The Company shall have complied with any request by Merrill Lynch with respect to the furnishing of copies of the Final Prospectus in compliance with the provisions of Section 4(c) hereof;

                  (o) At the date of this Agreement, Merrill Lynch shall have received a Form W-8 or W-9, as required, signed by the Selling Shareholder;

                  (p) At the Closing Date, Merrill Lynch shall have received a certificate of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company contained in
         Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Date and
         (ii) the Company has complied in all respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date;

                  (q) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements; and

                  (r) The Company shall have become in good standing in the State of Delaware.

         7.       Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless Merrill Lynch, its partners, directors and officers, the Selling Shareholder, its directors and officers and each person, if any, who controls Merrill Lynch or the Selling Shareholder within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Merrill Lynch or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Final Prospectus and any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each of Merrill Lynch and the Selling Shareholder for any legal or other expenses reasonably incurred by each of Merrill Lynch and the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Final Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Final Prospectus; provided, further, that the Company shall not be liable to Merrill Lynch under this Section 7(a) with respect to any Preliminary Prospectus to the extent that a court of competent jurisdiction has found by final and nonappealable order that any such loss, claim, damage or liability of Merrill Lynch results from the fact that Merrill Lynch sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus as then amended or supplemented (it being understood that if at the time of any such claim Merrill Lynch shall certify that it has sent or given the Final Prospectus as then amended or supplemented to any person making such claim at or prior to the written confirmation of such sale, it shall be presumed that such Final Prospectus has been so sent or given unless the Company shall have sustained the burden of proving, in a court of competent jurisdiction by a final and nonappealable order, that the facts are otherwise), if (i) such delivery to such person is required by Section 5 of the Act, (ii) the Company has furnished copies of such Final Prospectus as amended or supplemented to Merrill Lynch a reasonable period of time prior to Merrill Lynch being required so to deliver such Final Prospectus as amended or supplemented and (iii) the untrue or alleged untrue statement or omission or alleged omission of material fact contained in the Preliminary Prospectus was corrected by such Final Prospectus as amended or supplemented.

         (b) The Selling Shareholder will indemnify and hold harmless the Company, Merrill Lynch, the partners, directors and officers of the Company and Merrill Lynch and each person, if any, who controls the Company or Merrill Lynch within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to information relating to the Selling Shareholder and furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto); provided that the Selling Shareholder shall not be liable under this Section 7(b) with respect to any Preliminary Prospectus to the extent that a court of competent jurisdiction has found by final and nonappealable order that any such loss, claim, damage or liability results from the fact that Merrill Lynch sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus as then amended or supplemented (it being understood that if at the time of any such claim Merrill Lynch shall certify that it has sent or given the Final Prospectus as then amended or supplemented to any person making such claim at or prior to the written confirmation of such sale, it shall be presumed that such Final Prospectus has been so sent or given unless the Selling Shareholder shall have sustained the burden of proving, in a court of competent jurisdiction by a final and nonappealable order, that the facts are otherwise), if (i) such delivery to such person is required by Section 5 of the Act and (ii) the untrue or alleged untrue statements or omission or alleged omission of material fact contained in such prospectus was subsequently corrected by the Selling Shareholder by timely providing to the Company the information necessary to correct such untrue statement or omission.

         (c) Merrill Lynch will indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and the Selling Shareholder, its directors and officers and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Final Prospectus and any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Final Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder by Merrill Lynch expressly for use therein; and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under such subsection, to the extent the indemnifying party is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or any other indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) The provisions of this Section shall not affect any separate agreement between the Company and the Selling Shareholder with respect to indemnification.

         (f) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Securities to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. For purposes of determining the relative benefits received by the parties hereto in connection with such offering, such parties shall be deemed to have received the following benefits only: the Company shall be deemed to have received the total proceeds (before deducting expenses) received by the Selling Shareholder, as set forth on the cover page of the Final Prospectus (the "Total Proceeds"), the Selling Shareholder shall be deemed to have received no such proceeds, and Merrill Lynch shall be deemed to have received the Total Discount, as defined below; provided, however, that in respect of the obligation of the Selling Shareholder to contribute to the amount paid or payable by an indemnified party under Section 7(b) hereof, or in respect of the obligation of Merrill Lynch to contribute to the amount paid or payable by the Selling Shareholder under Section 7(c) hereof (where the Selling Shareholder is the only indemnified party under such Section 7(c)), the Selling Shareholder shall be deemed to have received the Total Proceeds. As used herein, the term "Total Discount" means the difference between the aggregate prices at which the Securities are sold by Merrill Lynch and the Total Proceeds. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholder or Merrill Lynch and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and Merrill Lynch agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f): (i) Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) any liability of the Selling Shareholder under this contribution agreement shall be only with respect to information relating to such party and furnished in writing by or on behalf of such party expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus or the Final Prospectus (or any amendment or supplement thereto). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Merrill Lynch within the meaning of the Act. The obligations of Merrill Lynch under this
Section 7 shall be in
addition to any liability which Merrill Lynch may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and of the Selling Shareholder and to each person, if any, who controls the Company and the Selling Shareholder within the meaning of the Act.

         (h) The provisions of this Section shall not affect any separate agreement between the Company and the Selling Shareholder with respect to contribution.

         8.       Intentionally Deleted.

         9. Default by the Selling Shareholder. If the Selling Shareholder shall fail at the Closing Date to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then Merrill Lynch may, at its option, by notice from Merrill Lynch to the Company, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 5 and 7 shall remain in full force and effect or (b) elect to purchase the Securities which the Selling Shareholder has agreed to sell hereunder. No action taken pursuant to this Section 9 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of a default by the Selling Shareholder as referred to in this Section 9, Merrill Lynch shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and Merrill Lynch, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of Merrill Lynch or any controlling person of Merrill Lynch, the Company or any officer or director or controlling person of the Company or the Selling Shareholder or any officer or director or controlling person of the Selling Shareholder and shall survive delivery of and payment for the Securities.

         11. Effect of Termination of this Agreement or Nondelivery of Securities. If for any reason the Securities are not delivered by or on behalf of the Selling Shareholder as provided herein, the Selling Shareholder will reimburse Merrill Lynch for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by Merrill Lynch in making preparations for the purchase, sale and delivery of the Securities, but the Selling Shareholder shall then be under no further liability to Merrill Lynch in respect of the Securities except as provided in Sections 5 and 7 hereof.

         12.      Intentionally Deleted.

         13. Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to Merrill Lynch shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, attention of James C. Scoville, Esq.; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and notices to the Selling Shareholder at Banco Santander Central Hispano, S.A., Paseo de la Castellana 24, 28046 Madrid, Spain, attention Jose Manuel Araluce. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         14. Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, Merrill Lynch, the Company, the Selling Shareholder and, to the extent provided in Sections 7 and 10 hereof, the officers and directors of the Company and the Selling Shareholder and each person who controls the Company, the Selling Shareholder or Merrill Lynch, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from Merrill Lynch shall be deemed a successor or assign by reason merely of such purchase.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         16. Consent to Jurisdiction. The Company and the Selling Shareholder agree that any legal suit, action or proceeding against the Company or the Selling Shareholder brought by Merrill Lynch or by any person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Selling Shareholder has appointed Banco Santander Central Hispano, S.A. (New York Branch), 45 East 53rd Street, New York, New York 10022, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby which may be instituted in any State or federal court in the Borough of Manhattan, The City of New York, New York, by Merrill Lynch, or controlling person and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. The Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Selling Shareholder. Nothing in this Section 16 shall affect the right of Merrill Lynch to serve process in any manner permitted by law, or limit any right to bring proceedings against the Selling Shareholder or any of its subsidiaries in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         17. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among Merrill Lynch and the Company and the Selling Shareholder in accordance with its terms.


                                 Very truly yours,



                                 METLIFE, INC.


                                 By:  /s/ Stewart G. Nagler
                                      -----------------------------------------
                                       Name: Stewart G. Nagler
                                       Title: Vice-Chairman of the Board and
                                              Chief Financial Officer



                                 SANTUSA HOLDING, S.L.


                                 By:  /s/ Jose Manuel de Araluce
                                      -----------------------------------------
                                       Name: Jose Manuel de Araluce
                                       Title: Director de Asesoria Institucional


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:   /s/ William Egan
      -----------------------------------------------
      Authorized Signatory

                                   SCHEDULE A

                                  METLIFE, INC.

                        25,000,000 SHARES OF COMMON STOCK
                           (Par Value $.01 Per Share)

         The purchase price per share for the Securities to be paid by Merrill Lynch shall be $28.25.


                                    Sch. A-1

                                   SCHEDULE B

                            SIGNIFICANT SUBSIDIARIES

                    Metropolitan Life Insurance Company (NY)

                      GenAmerica Financial Corporation (MO)

                  General American Life Insurance Company (MO)

                 Reinsurance Group of America, Incorporated (MO)

                     New England Life Insurance Company (MA)

            Metropolitan Property and Casualty Insurance Company (RI)

                 State Street Research & Management Company (DE)


                                    Sch. B-1

                                                                     EXHIBIT A-1

                FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER
              & FLOM LLP TO BE DELIVERED PURSUANT TO SECTION 6(c)



                                TO BE ATTACHED
















                                    Ex. A-1-1

                                                                     EXHIBIT A-2


         FORM OF OPINION OF GENERAL COUNSEL TO THE SELLING SHAREHOLDER
                    TO BE DELIVERED PURSUANT TO SECTION 6(d)

         (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which such counsel need express no opinion) is necessary or required to be obtained by the Selling Shareholder for the performance by the Selling Shareholder of its obligations under this Agreement, or in connection with the offer, sale or delivery of the Securities.

         (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

         (iii) The execution, delivery and performance of this Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Shareholder with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of the Selling Shareholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Shareholder or any of its properties.

         Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                    Ex. A-2-1

                                                                     EXHIBIT A-3


            FORM OF OPINION OF DAVIS, POLK & WARDWELL TO THE SELLING
              SHAREHOLDER TO BE DELIVERED PURSUANT TO SECTION 6(d)

         (i) The execution, delivery and performance of this Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Shareholder with its obligations under the Underwriting Agreement will not result in any violation of any New York or Federal law or administrative regulation, that in the experience of such counsel is normally applicable to general business corporations in relation to transactions of the type contemplated in this Agreement.

         (ii) Upon payment for the Securities to be sold by the Selling Shareholder to Merrill Lynch as provided in the Underwriting Agreement, the delivery of such Securities to Cede & Co. ("Cede") or such nominee as may be designated by The Depository Trust Company ("DTC"), the registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the records of DTC to security accounts in the name of Merrill Lynch (assuming that neither DTC nor Merrill Lynch has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Securities or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Securities within the meaning of Section 8-303 of the UCC,
(B) under Section 8-501 of the UCC, Merrill Lynch will acquire a security entitlement in respect of such Securities and (C) no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such security entitlement may be asserted against Merrill Lynch; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of Merrill Lynch on the records of DTC will have been made pursuant to the UCC.

         Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                    Ex. A-3-1

                                                                     EXHIBIT A-4


                     FORM OF LETTER OF DELOITTE & TOUCHE LLP
                    TO BE DELIVERED PURSUANT TO SECTION 6(h)

                                 TO BE ATTACHED.


                                    Ex. A-4-1